Exhibit 99.1
Synthetech Reports First Quarter Fiscal 2010 Results

Albany, Oregon, August 6, 2009 – Synthetech, Inc. (NZYM.OB) today announced financial results for the first quarter of fiscal 2010, which ended June 30, 2009.  Revenue for the quarter was $4.7 million, a 5% decrease compared to revenue of $4.9 million in the first quarter of fiscal 2009.  Operating income for the current quarter was $1.0 million, compared to operating income of $314,000 for the same period last year.  Net income for the current quarter was $969,000, or $0.07 per basic share, compared to last year’s first quarter net income of $295,000, or $0.02 per share.

International sales, mainly to Europe, were $2.9 million and $2.6 million in the first quarters of fiscal 2010 and 2009, respectively.  International sales, like all of Synthetech's revenues, are subject to significant quarterly fluctuations.

The improvement in fiscal 2010 first quarter net income on slightly lower sales is primarily the result of: a more favorable product mix; improved throughput and efficiencies; and raw material and other cost reductions.  Additionally, gross income for the first quarter of fiscal 2009 was hindered by: lower than normal margins on certain products which encountered production difficulties in prior quarters; higher than average raw material costs on certain projects; and low margins on material purchased for direct resell.  The first quarter of fiscal 2010 includes $224,000 of employee incentives compared to $41,000 in the comparable period of fiscal 2009.  As a cautionary measure, in May 2009, Synthetech implemented a reduction in force and modified its shift schedules to reduce the cost of overtime pay. As a result of these changes, Synthetech incurred $53,000 of severance costs in the first quarter of fiscal 2010.

Synthetech's cash and cash equivalents were $3.1 million at June 30, 2009, compared to $588,000 at March 31, 2009.  Synthetech’s working capital was $7.0 million at June 30, 2009, compared to $5.9 million at March 31, 2009.

Synthetech, Inc.
Condensed Statements of Operations
(unaudited)

	First Quarter Ended June 30,
(in thousands, except per share data)	2009	2008

Revenue	$4,664	$4,917
Cost of revenue	2,653	3,628

Gross income	2,011	1,289

Research and development	303	297
Selling, general and administrative	702	678
Total operating expense	1,005	975

Operating income	1,006	314

Interest income	3	5
Interest expense	(40)	(24)

Income before income taxes	969	295
Income taxes	-	-
Net income	$969	$295

Basic income per share	$0.07	$0.02
Diluted income per share	$0.06	$0.02

Commenting on the financial results, Dr. Gregory Hahn, President and CEO, stated, “It is a great start for fiscal year 2010.  First quarter revenues of $4.7 million, operating profit of 22% and net income of $969,000 further exemplify the benefits of our actions aimed at expanding markets, improving production efficiencies, and reducing costs.  We remain guardedly optimistic about overall performance for the balance of fiscal year 2010 based on a reasonable $4.6 million order backlog, a robust project pipeline providing us with additional market opportunities, and better than expected strength in our biopharmaceutical customer base.  In addition, the full benefit of our cost reduction plan implemented in the first quarter begins in the second quarter.”

Management anticipates that Synthetech’s revenue will continue to be volatile from period to period.  Variability in Synthetech’s level of revenue is based primarily on its participation in large-scale customer projects and the timing of shipments arising from these projects.  Synthetech operates in a challenging business environment, characterized by the unpredictable dynamics and life cycle of pharmaceutical projects, which can lead to rapid fluctuations in the mix of projects and revenues.  As the uncertainties inherent in drug development projects remain outside of Synthetech’s control, it is difficult to predict the progress, timing and revenue potential of these projects.

About Synthetech
Synthetech, Inc., based in Albany, Oregon, is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies.  We develop and manufacture amino acid derivatives, specialty amino acids, peptide fragments and proprietary custom chiral intermediates and specialty resins, primarily for the pharmaceutical industry.  Synthetech produces advanced pharmaceutical intermediates in accordance with Current Good Manufacturing Practices (cGMP) in compliance with U.S. Food and Drug Administration (FDA) regulations.  Our products support the development and manufacture of therapeutic peptides and peptidomimetic (peptide-like) small molecule drugs from early stages of a customer’s clinical development through market launch and into commercial production.  Synthetech’s products also support the production of chemically-based medical devices.  Synthetech’s domestic and international customer base includes major pharmaceutical, contract drug synthesis firms, emerging biotechnology (virtual pharmaceutical) and medical device companies.  We also supply catalog quantities of specialty amino acids to research institutions, universities and drug discovery firms.

Forward-Looking Statements
This press release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, are forward-looking, including, without limitation, statements regarding: future operating results; market conditions and opportunities; the timing and amount of shipments; the resolution of manufacturing difficulties and the benefit of production efficiencies or cost reductions; the impact of the recent economic and credit crises on the Company's business and customers; strength of the biopharmaceutical customer base; adequacy of project pipeline to provide market opportunities and Company performance for the balance of fiscal 2010.  Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meanings identify forward-looking statements.  Forward-looking statements reflect management’s current expectations, plans or projections and are inherently uncertain and actual results could differ materially from such expectations, plans or projections.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Risks and uncertainties that could cause actual results to differ significantly from management’s expectations include, but are not limited to, the following:  Synthetech's limited financial and other resources; the uncertain market for Synthetech's products; potential loss of a significant customer; customer concentration; potential termination or suspension by customers of significant projects or orders; potential period-to-period revenue or expense fluctuations; production factors and timely access to raw materials; industry cost factors and conditions; competition; government regulation; labor disputes; technological changes; and international business risks. Investors are urged to read Synthetech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for a further description of risks and uncertainties related to forward-looking statements made by Synthetech as well as to other aspects of Synthetech's business. Those reports describe, some, but not all of the factors that could cause actual results to differ significantly from management’s expectations.  Additional risks and uncertainties not presently known to Synthetech or which Synthetech currently deems immaterial also may impair its business or operations.  Synthetech does not intend to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MORE INFORMATION:	Web site: www.synthetech.com
E-mail: investor@synthetech.com

CONTACT:	Gary Weber, CFO
PO Box 646
Albany, Oregon 97321 541 967-6575